AMENDMENT NO. 8 TO INVESTMENT ADVISORY AGREEMENT
     This AMENDMENT NO. 8 to the INVESTMENT ADVISORY AGREEMENT (the “Amendment”) is effective as of August 1, 2008, by and among THE VARIABLE ANNUITY LIFE INSURANCE COMPANY (“VALIC”) and AIG RETIREMENT COMPANY I (“ARC I”).
RECITALS
     WHEREAS, VALIC and AIG Retirement Company I (“ARC I”) entered into an Investment Advisory Agreement dated January 1, 2002, as amended (the “Agreement”), with respect to the funds listed in Schedule A (the “Covered Funds”); and
     WHEREAS, the parties wish to amend Schedule A to the Agreement to reflect the amendment of the advisory fee rate payable with respect to the Blue Chip Growth Fund.
     NOW, THEREFORE, in consideration of the mutual promises set forth herein, VALIC and ARC I agree as follows:
1.	Schedule A Amendment. Schedule A is amended to reflect the revised advisory fee rate for the Blue Chip Growth Fund.

2.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3.	Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.
     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 8 as of the date first above written.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY			AIG RETIREMENT COMPANY I

By:	/s/ Evelyn M. Curran		By:	/s/ Nori L. Gabert

	Name:	Evelyn M. Curran		Name:	Nori L. Gabert
	Title:	Senior Vice President		Title:	Vice President & Secretary

AIG RETIREMENT COMPANY I
SCHEDULE A
to Investment Advisory Agreement
(Effective August 1, 2008)
COVERED FUNDS
Annual Fee computed at the following annual rate, based on average monthly net assets value and payable monthly:

Asset Allocation Fund	0.50%

Blue Chip Growth Fund	0.75% on first $250 million
0.725% on next $250 million
0.70% on assets over $500 million

Broad Cap Value Income Fund	0.70% on the first $250 million
0.65% on the next $250 million
0.60% on the next $500 million
0.55% on assets over $1 billion

Capital Conservation Fund	0.50% on first $250 million
0.45% on the next $250 million
0.40% on the next $500 million
0.35% on assets over $1 billion

Core Equity Fund	0.80% on first $250 million
0.75% on the next $250 million
0.70% on the next $500 million
0.65% on assets over $1 billion

Core Value Fund[1]	0.77% on the first $250 million
0.72% on the next $250 million
0.67% on the next $500 million
0.62% on assets over $1 billion

Foreign Value Fund	0.73% on the first $250 million
0.68% on the next $250 million
0.63% on the next $500 million
0.58% on assets over $1 billion

Global Equity Fund[2]	0.81% on the first $250 million
0.76% on the next $250 million
0.71% on the next $500 million
0.66% over $1 billion

Global Social Awareness Fund	0.50%

Global Strategy Fund	0.50%

Government Securities Fund	0.50% on first $250 million
0.45% on next $250 million
0.40% on the next $500 million
0.35% on assets over $1 billion

Growth and Income Fund	0.75%

Growth Fund	0.83% on the first $250 million
0.78% on the next $250 million
0.73% on the next $500 million
0.68% on assets over $1 billion

Health Sciences Fund	1.00% on first $500 million
0.95% on assets over $500 million

Inflation Protected Fund	0.50% on the first $250 million
0.45% on the next $250 million
0.40% on assets over $500 million

International Equities Fund	0.35% on the first $500 million
0.25% on assets over $500 million

International Government Bond Fund	0.50% on the first $250 million
0.45% on the next $250 million
0.40% on the next $500 million
0.35% on assets over $1 billion

International Growth I Fund	0.95% on the first $250 million
0.90% on the next $250 million
0.85% on the next $500 million
0.80% on assets over $1 billion

Large Cap Core Fund	0.70% on the first $250 million
0.65% on the next $250 million
0.60% on the next $500 million
0.55% on assets over $1 billion

Large Capital Growth Fund[3]	0.64% on the first $750 million
0.59% on assets over $750 million

Mid Cap Index Fund	0.35% on the first $500 million
0.25% on the next $2.5 billion
0.20% on the next $2 billion
0.15% on assets over $5 billion

Mid Cap Strategic Growth Fund	0.70% on the first $250 million
0.65% on the next $250 million
0.60% on assets over $500 million

Money Market I Fund	0.40%

Nasdaq-100® Index Fund	0.40%

Real Estate Fund	0.75% on the first $250 million
(to be renamed Global Real Estate Fund	0.70% on the next $250 million
effective October 1, 2008)	0.65% on assets over $500 million

Science & Technology Fund	0.90% on the first $500 million
0.85% on assets over $500 million

Small Cap Aggressive Growth Fund	0.85% on the first $250 million

0.75% on assets over $250 million

Small Cap Fund	0.90% on the first $250 million
0.85% on the next $250 million
0.80% on the next $500 million
0.75% on assets over $1 billion

Small Cap Index Fund	0.35% on the first $500 million
0.25% on the next $2.5 billion
0.20% on the next $2 billion
0.15% on assets over $5 billion

Small Cap Special Values Fund	0.75% on the first $500 million
0.70% on assets over $500 million

Small-Mid Growth Fund	0.85% on the first $250 million
0.75% on assets over $250 million

Stock Index Fund	0.35% on the first $500 million
0.25% on the next $2.5 billion
0.20% on the next $2 billion
0.15% on assets over $5 billion

Value Fund	0.78% on the first $250 million
0.73% on the next $250 million
0.68% on the next $500 million
0.63% on assets over $1 billion

[1]	On July 26, 2005, the Board of Directors of AIG Retirement Company I (the “Board”) approved the addition of breakpoints to the advisory fee rate of the Core Value Fund (formerly, the Income & Growth Fund) as reflected herein, which rate became effective October 1, 2005.

[2]	On July 26, 2005, the Board approved the reduction to the advisory fee rate of the Global Equity Fund as reflected herein, which rate became effective December 5, 2005.

[3]	On January 18, 2006, the Board approved the reduction of the advisory fee rate of the Large Capital Growth Fund as reflected herein, which rate became effective February 1, 2006.